EXHIBIT 10.5

                                LICENSE AGREEMENT

         Agreement dated as of August 3, 1999, by and between DAVID R. HUMBLE, residing at 2896 Emerald Way North, Deerfield Beach, Florida 33441 (the "Licensor") and EDIETS.COM, INC., a Delaware corporation, having its principal place of business at 3467 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442 (the "Licensee").

                              W I T N E S S E T H:

         WHEREAS, the Licensor is the owner of an invention relating to a means of using the Internet to provide an interactive link in the store between consumers and the manufacturers and retailers that market to the consumers for the purpose of providing sales and marketing information and measuring the response of the consumers to the sales and marketing information (the "Invention"); and

         WHEREAS, the Licensor has filed a patent application (the "Application") for the purpose of obtaining a patent relating to the Invention; and

         WHEREAS, the Licensor desires to license to the Licensee the Invention and all rights with respect to the Application and any patent or patents that may be issued for the purpose only of utilizing the Invention in connection with Licensee's marketing on the Internet of personalized diet and nutrition programs, and Licensee desires to obtain the License upon the terms and conditions set forth herein.

         NOW, THEREFORE, it is agreed as follows:

         1. LICENSE. The Licensor grants to the Licensee the exclusive, nontransferable right and license to use such aspects of the Invention and the Application and any patent or patents that may be issued upon the Application in connection with Licensee's sales and marketing on the Internet of personalized diet and nutrition programs.

         2. REPRESENTATIONS OF LICENSOR. The Licensor represents that he has the right to grant this License and has not granted any other person, firm or corporation any right, license or privilege which is contrary to the terms of this License.

         3. TERM OF LICENSE. This License shall be for a perpetual term.

         4. ROYALTIES. This License shall be royalty-free.

         5. INFRINGEMENT. The Licensor shall defend, at his own expense, all infringement suits that may be brought against him or the Licensee based upon the use of the Invention.

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         6. ASSIGNMENT. The Licensee shall not have the right to assign this
Agreement or any rights or licenses granted to Licensee hereunder without the prior written consent of the Licensor.

         7. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement effective the date and year first above written.

                                             LICENSOR:

                                             /S/ DAVID R. HUMBLE
                                             -----------------------------------
                                                 DAVID. R. HUMBLE

                                             LICENSEE:
                                             EDIETS.COM, INC.

                                             By: /S/ CHRISTINE BROWN
                                                --------------------------------
                                                    Christine Brown, Secretary